Exhibit 99.1

EPR PROPERTIES REPORTS FIRST QUARTER 2021 RESULTS

Kansas City, MO, May 5, 2021 -- EPR Properties (NYSE:EPR) today announced operating results for the first quarter ended March 31, 2021 (dollars in thousands, except per share data):

	Three Months Ended March 31,
	2021	2020
Total revenue	$111,765	$151,012
Net (loss) income available to common shareholders	(2,654)	31,084
Net (loss) income available to common shareholders per diluted common share	(0.04)	0.40
Funds From Operations as adjusted (FFOAA) (1)	35,605	75,926
FFOAA per diluted common share (1)	0.48	0.97
Adjusted Funds From Operations (AFFO) (1)	38,926	90,067
AFFO per diluted common share (1)	0.52	1.14

(1) a non-GAAP financial measure

First Quarter Company Headlines

•Quarterly Collections Continue to Increase - Cash collections from customers continue to improve and were approximately 72% and 77% of contractual cash revenue for the first quarter of 2021 and April 2021, respectively. In addition, year-to-date through April 30, 2021, the Company collected $40.0 million of deferred rent and interest from accrual basis tenants and borrowers that reduced receivables.
•Strong Increase in Theatre Reopenings Expected - Approximately 71% of the Company's theatre properties were open as of April 30, 2021. Additionally, with Regal's announced reopening schedule, it is expected that by May 21, 2021, approximately 98% of the Company's theatres will be open.
•Continued Capital Recycling - During the first quarter, the Company received $13.7 million in net proceeds and recognized a net gain of $0.2 million from property dispositions. During the past year, the Company has sold three theatre properties and has an additional six theatres under contract to sell with closings anticipated through the remainder of 2021 and into 2022.
•Strong Liquidity Position - The Company had cash on hand of $538.1 million at quarter-end. Subsequent to quarter-end, due to stronger collections, proceeds from dispositions and significant liquidity, the Company used $90.0 million of its cash on hand to pay off the remaining borrowings under its $1.0 billion unsecured revolving credit facility.

CEO Comments
“Our first quarter results reflect the acceleration of cash collections from tenants and borrowers,” stated Greg Silvers, Company President and CEO. “We are increasingly optimistic about our outlook as vaccination deployment expands, and consumers are exhibiting their desire to re-engage in the experiences that our customers offer them. We are pleased that most markets are largely open, capacity restrictions are easing, and particularly that the much anticipated reopening of theatres across the country is underway. Having managed our business through the pandemic to preserve liquidity, we believe we are at an inflection point, and with increased visibility look forward to further stabilization and a return to growth.”

COVID-19 Response and Update

Collections and Property Openings
Approximately 96% of the Company's non-theatre and 71% of the Company's theatre locations were open for business as of April 30, 2021. It is expected that by May 21, 2021 approximately 98% of the Company's theatres will be open based on Regal's announced reopening schedule. Cash collections from tenants and borrowers continued to improve and were approximately $98.1 million or 72% of contractual cash revenue for the first quarter (including approximately $1.5 million in deferred rent from cash basis tenants and from tenants for which the deferred payments were not previously recognized as revenue). Such cash collections further increased to 77% for April of 2021. Contractual cash revenue is an operational measure and represents aggregate cash payments for which the Company is entitled under existing contracts, excluding the impact of any temporary abatements or deferrals, percentage rent (rents received over base amounts), non-cash revenue and revenue from taxable REIT subsidiaries (TRSs).

In addition, year-to-date through April 30, 2021, collections of deferred rent and interest from accrual basis tenants and borrowers that reduced receivables totaled approximately $40.0 million. These collections are in addition to the collection amounts discussed above.

Theatre Update
During March of 2021, multiple states, most importantly New York and California, began allowing theatres to reopen with capacity limitations that vary from location to location. As vaccinations increase and theatres reopen, studios are releasing more films. With the increased supply and demand, box office increased in March and again in April. Local capacity restrictions and limited film content continue to create a challenging environment for theatre operators, but with increasing vaccinations, recent box office performance, the current major title release schedule, and expected continuing easing of capacity limitations, the Company anticipates that the US box office will continue to improve throughout the remainder of 2021.

Capital Recycling
During the first quarter of 2021, the Company completed the sale of one theatre property and one outparcel for net proceeds totaling $13.7 million and recognized a combined gain on sale of $0.2 million. During the past year, the Company has sold three theatre properties and has an additional six theatres under contract to sell with closings anticipated through the remainder of 2021 and into 2022.

On March 22, 2021, the Company received $5.1 million in proceeds representing prepayment in full on a mortgage note receivable that was secured by a private school property. No prepayment fee was received in connection with this note payoff.

Strong Liquidity Position
The Company remains focused on maintaining strong liquidity and financial flexibility through the pandemic. The Company had $538.1 million of cash on hand at quarter-end. On April 9, 2021, due to stronger collections, proceeds from dispositions and significant liquidity, the Company used $90.0 million of its cash on hand to pay off the remaining borrowings under its $1.0 billion unsecured revolving credit facility.

Portfolio Update
The Company's total investments (a non-GAAP financial measure) were approximately $6.5 billion at March 31, 2021 with Experiential totaling $5.9 billion, or 91%, and Education totaling $0.6 billion, or 9%.

The Company's Experiential portfolio (excluding property under development) consisted of the following property types (owned or financed) at March 31, 2021:
•177 theatre properties;
•55 eat & play properties (including seven theatres located in entertainment districts);
•18 attraction properties;
•13 ski properties;
•six experiential lodging properties;
•one gaming property;
•three cultural properties; and
•seven fitness & wellness properties.

As of March 31, 2021, the Company's owned Experiential portfolio consisted of approximately 19.3 million square feet, which was 92.8% leased and included $94.8 million in property under development and $20.2 million in undeveloped land inventory.

The Company's Education portfolio consisted of the following property types (owned or financed) at March 31, 2021:
•65 early childhood education center properties; and
•9 private school properties.

As of March 31, 2021, the Company's owned Education portfolio consisted of approximately 1.4 million square feet, which was 100% leased and included $3.0 million in undeveloped land inventory.

The combined owned portfolio consisted of 20.7 million square feet and was 93.3% leased.

Investment Update
The Company's investment spending during the three months ended March 31, 2021 totaled $52.1 million, and included the acquisition of a Topgolf property in San Jose, California for $26.7 million as well as spending on build-to-suit development and redevelopment projects.

Dividend Information
The monthly cash dividend to common shareholders was suspended following the common share dividend paid on May 15, 2020 to shareholders of record as of April 30, 2020. The Company is restricted from paying dividends on its common shares during the previously disclosed covenant relief period under certain of its debt agreements, subject to certain limited exceptions, and there can be no assurances as to the Company's ability to reinstitute cash dividend payments to common shareholders or the timing thereof.

The Board declared its regular quarterly dividends to preferred shareholders of $0.359375 per share on its 5.75% Series C cumulative convertible preferred shares, $0.5625 per share on its 9.00% Series E cumulative convertible preferred shares and $0.359375 per share on its 5.75% Series G cumulative redeemable preferred shares.

Conference Call Information
Management will host a conference call to discuss the Company's financial results on May 6, 2021 at 8:30 a.m. Eastern Time. The call may also include discussion of Company developments, and forward-looking and other material information about business and financial matters. The conference will be webcast and can be accessed via the Webcasts page in the Investor Center on the Company's website located at https://investors.eprkc.com/webcasts. To access the call, audio only, dial (866) 587-2930 and when prompted, provide the passcode 9155913.

You may watch a replay of the webcast by visiting the Webcasts page at https://investors.eprkc.com/webcasts.

Quarterly Supplemental
The Company's supplemental information package for the first quarter ended March 31, 2021 is available in the Investor Center on the Company's website located at https://investors.eprkc.com/earnings-supplementals.

EPR Properties
Consolidated Statements of (Loss) Income
(Unaudited, dollars in thousands except per share data)

	Three Months Ended March 31,
	2021	2020
Rental revenue	$102,614	$135,043
Other income	678	7,573
Mortgage and other financing income	8,473	8,396
Total revenue	111,765	151,012
Property operating expense	15,313	13,093
Other expense	2,552	9,534
General and administrative expense	11,336	10,988
Costs associated with loan refinancing or payoff	241	—
Interest expense, net	39,194	34,753
Transaction costs	548	1,075
Credit loss (benefit) expense	(2,762)	1,192
Depreciation and amortization	40,326	43,810
Income before equity in loss from joint ventures and other items	5,017	36,567
Equity in loss from joint ventures	(1,431)	(420)
Gain on sale of real estate	201	220
Income before income taxes	3,787	36,367
Income tax (expense) benefit	(407)	751
Net income	3,380	37,118
Preferred dividend requirements	(6,034)	(6,034)
Net (loss) income available to common shareholders of EPR Properties	$(2,654)	$31,084
Net (loss) income available to common shareholders of EPR Properties per share:
Basic	$(0.04)	$0.40

Diluted	$(0.04)	$0.40
Shares used for computation (in thousands):
Basic	74,627	78,467
Diluted	74,627	78,476

EPR Properties
Condensed Consolidated Balance Sheets
(Unaudited, dollars in thousands)

	March 31, 2021	December 31, 2020
Assets
Real estate investments, net of accumulated depreciation of $1,101,727 and $1,062,087 at March 31, 2021 and December 31, 2020, respectively	$4,801,106	$4,851,302
Land held for development	23,225	23,225
Property under development	94,822	57,630
Operating lease right-of-use assets	179,113	163,766
Mortgage notes and related accrued interest receivable	364,969	365,628
Investment in joint ventures	28,313	28,208
Cash and cash equivalents	538,077	1,025,577
Restricted cash	5,928	2,433
Accounts receivable	97,517	116,193
Other assets	75,032	70,223
Total assets	$6,208,102	$6,704,185
Liabilities and Equity
Accounts payable and accrued liabilities	$95,085	$105,379
Operating lease liabilities	217,448	202,223
Dividends payable	6,078	6,070
Unearned rents and interest	83,565	65,485
Debt	3,171,193	3,694,443
Total liabilities	3,573,369	4,073,600
Total equity	$2,634,733	$2,630,585
Total liabilities and equity	$6,208,102	$6,704,185

Non-GAAP Financial Measures

Funds From Operations (FFO), Funds From Operations As Adjusted (FFOAA) and Adjusted Funds From Operations (AFFO)
The National Association of Real Estate Investment Trusts (“NAREIT”) developed FFO as a relative non-GAAP financial measure of performance of an equity REIT in order to recognize that income-producing real estate historically has not depreciated on the basis determined under GAAP. Pursuant to the definition of FFO by the Board of Governors of NAREIT, the Company calculates FFO as net (loss) income available to common shareholders, computed in accordance with GAAP, excluding gains and losses from disposition of real estate and impairment losses on real estate, plus real estate related depreciation and amortization, and after adjustments for unconsolidated partnerships, joint ventures and other affiliates. Adjustments for unconsolidated partnerships, joint ventures and other affiliates are calculated to reflect FFO on the same basis. The Company has calculated FFO for all periods presented in accordance with this definition.

In addition to FFO, the Company presents FFOAA and AFFO. FFOAA is presented by adding to FFO costs associated with loan refinancing or payoff, transaction costs, severance expense, preferred share redemption costs, impairment of operating lease right-of-use assets and credit loss (benefit) expense and subtracting gain on insurance recovery and deferred income tax (benefit) expense. AFFO is presented by adding to FFOAA non-real estate depreciation and amortization, deferred financing fees amortization, share-based compensation expense to management and Trustees and amortization of above and below market leases, net and tenant allowances; and subtracting maintenance capital expenditures (including second generation tenant improvements and leasing commissions), straight-lined rental revenue (removing the impact of straight-lined ground sublease expense), and the non-cash portion of mortgage and other financing income.

FFO, FFOAA and AFFO are widely used measures of the operating performance of real estate companies and are provided here as supplemental measures to GAAP net (loss) income available to common shareholders and earnings per share, and management provides FFO, FFOAA and AFFO herein because it believes this information is useful to investors in this regard. FFO, FFOAA and AFFO are non-GAAP financial measures. FFO, FFOAA and AFFO do not represent cash flows from operations as defined by GAAP and are not indicative that cash flows are adequate to fund all cash needs and are not to be considered alternatives to net income or any other GAAP measure as a measurement of the results of our operations or our cash flows or liquidity as defined by GAAP. It should also be noted that not all REITs calculate FFO, FFOAA and AFFO the same way so comparisons with other REITs may not be meaningful.

The following table summarizes FFO, FFOAA and AFFO for the three months ended March 31, 2021 and 2020 and reconciles such measures to net income available to common shareholders, the most directly comparable GAAP measure:

EPR Properties
Reconciliation of Non-GAAP Financial Measures
(Unaudited, dollars in thousands except per share data)

	Three Months Ended March 31,
	2021	2020
FFO:
Net (loss) income available to common shareholders of EPR Properties	$(2,654)	$31,084
Gain on sale of real estate	(201)	(220)
Real estate depreciation and amortization	40,109	43,525
Allocated share of joint venture depreciation	354	383
FFO available to common shareholders of EPR Properties	$37,608	$74,772

FFO available to common shareholders of EPR Properties	$37,608	$74,772
Add: Preferred dividends for Series C preferred shares	—	1,939
Add: Preferred dividends for Series E preferred shares	—	1,939
Diluted FFO available to common shareholders of EPR Properties	$37,608	$78,650

	Three Months Ended March 31,
	2021	2020
FFOAA:
FFO available to common shareholders of EPR Properties	$37,608	$74,772
Costs associated with loan refinancing or payoff	241	—
Transaction costs	548	1,075
Credit loss (benefit) expense	(2,762)	1,192
Gain on insurance recovery (included in other income)	(30)	—
Deferred income tax benefit	—	(1,113)
FFOAA available to common shareholders of EPR Properties	$35,605	$75,926

FFOAA available to common shareholders of EPR Properties	$35,605	$75,926
Add: Preferred dividends for Series C preferred shares	—	1,939
Add: Preferred dividends for Series E preferred shares	—	1,939
Diluted FFOAA available to common shareholders of EPR Properties	$35,605	$79,804

AFFO:
FFOAA available to common shareholders of EPR Properties	$35,605	$75,926
Non-real estate depreciation and amortization	217	285
Deferred financing fees amortization	1,547	1,634
Share-based compensation expense to management and trustees	3,784	3,509
Amortization of above and below market leases, net and tenant allowances	(96)	(152)
Maintenance capital expenditures (1)	(756)	(928)
Straight-lined rental revenue	(1,288)	9,708
Straight-lined ground sublease expense	84	176
Non-cash portion of mortgage and other financing income	(171)	(91)
AFFO available to common shareholders of EPR Properties	$38,926	$90,067

AFFO available to common shareholders of EPR Properties	$38,926	$90,067
Add: Preferred dividends for Series C preferred shares	—	1,939
Add: Preferred dividends for Series E preferred shares	—	1,939
Diluted AFFO available to common shareholders of EPR Properties	$38,926	$93,945

FFO per common share:
Basic	$0.50	$0.95
Diluted	0.50	0.95
FFOAA per common share:
Basic	$0.48	$0.97
Diluted	0.48	0.97
AFFO per common share:
Basic	$0.52	$1.15
Diluted	0.52	1.14
Shares used for computation (in thousands):
Basic	74,627	78,467
Diluted	74,669	78,476

Weighted average shares outstanding-diluted EPS	74,669	78,476
Effect of dilutive Series C preferred shares	—	2,232
Effect of dilutive Series E preferred shares	—	1,664
Adjusted weighted average shares outstanding-diluted Series C and Series E	74,669	82,372
Other financial information:
Dividends per common share	$—	$1.1325

(1) Includes maintenance capital expenditures and certain second generation tenant improvements and leasing commissions.

The conversion of the 5.75% Series C cumulative convertible preferred shares and the 9.00% Series E cumulative convertible preferred shares would be dilutive to FFO, FFOAA and AFFO per share for the three months ended March 31, 2020. Therefore, the additional common shares that would result from the conversion and the corresponding add-back of the preferred dividends declared on those shares are included in the calculation of diluted FFO, FFOAA and AFFO per share for this period.

Net Debt
Net Debt represents debt (reported in accordance with GAAP) adjusted to exclude deferred financing costs, net and reduced for cash and cash equivalents. By excluding deferred financing costs, net and reducing debt for cash and cash equivalents on hand, the result provides an estimate of the contractual amount of borrowed capital to be repaid, net of cash available to repay it. The Company believes this calculation constitutes a beneficial supplemental non-GAAP financial disclosure to investors in understanding our financial condition. The Company's method of calculating Net Debt may be different from methods used by other REITs and, accordingly, may not be comparable to such other REITs.

Gross Assets
Gross Assets represents total assets (reported in accordance with GAAP) adjusted to exclude accumulated depreciation and reduced for cash and cash equivalents. By excluding accumulated depreciation and reducing cash and cash equivalents, the result provides an estimate of the investment made by the Company. The Company believes that investors commonly use versions of this calculation in a similar manner. The Company's method of calculating Gross Assets may be different from methods used by other REITs and, accordingly, may not be comparable to such other REITs.

Net Debt to Gross Assets
Net Debt to Gross Assets is a supplemental measure derived from non-GAAP financial measures that the Company uses to evaluate capital structure and the magnitude of debt to gross assets. The Company believes that investors commonly use versions of this ratio in a similar manner. The Company's method of calculating Net Debt to Gross Assets may be different from methods used by other REITs and, accordingly, may not be comparable to such other REITs.

EBITDAre
NAREIT developed EBITDAre as a relative non-GAAP financial measure of REITs, independent of a company's capital structure, to provide a uniform basis to measure the enterprise value of a company. Pursuant to the definition of EBITDAre by the Board of Governors of NAREIT, the Company calculates EBITDAre as net (loss) income, computed in accordance with GAAP, excluding interest expense (net), income tax (benefit) expense, depreciation and amortization, gains and losses from disposition of real estate, impairment losses on real estate, costs associated with loan refinancing or payoff and adjustments for unconsolidated partnerships, joint ventures and other affiliates.

Management provides EBITDAre herein because it believes this information is useful to investors as a supplemental performance measure as it can help facilitate comparisons of operating performance between periods and with other REITs. The Company's method of calculating EBITDAre may be different from methods used by other REITs and, accordingly, may not be comparable to such other REITs. EBITDAre is not a measure of performance under GAAP, does not represent cash generated from operations as defined by GAAP and is not indicative of cash available to fund all cash needs, including distributions. This measure should not be considered an alternative to net income or any other GAAP measure as a measurement of the results of the Company's operations or cash flows or liquidity as defined by GAAP.

Adjusted EBITDAre
Management uses Adjusted EBITDAre in its analysis of the performance of the business and operations of the Company. Management believes Adjusted EBITDAre is useful to investors because it excludes various items that management believes are not indicative of operating performance, and that it is an informative measure to use in computing various financial ratios to evaluate the Company. The Company defines Adjusted EBITDAre as EBITDAre (defined above) for the quarter excluding gain on insurance recovery, severance expense, credit loss (benefit) expense, transaction costs, impairment losses on operating lease right-of-use assets and prepayment fees. For the three months ended March 31, 2020, Adjusted EBITDAre was further adjusted to reflect the write-offs of straight-line rent receivables against rental revenue of $12.5 million related to the COVID-19 disruption.

The Company's method of calculating Adjusted EBITDAre may be different from methods used by other REITs and, accordingly, may not be comparable to such other REITs. Adjusted EBITDAre is not a measure of performance under GAAP, does not represent cash generated from operations as defined by GAAP and is not indicative of cash available to fund all cash needs, including distributions. This measure should not be considered as an alternative to net income or any other GAAP measure as a measurement of the results of the Company's operations or cash flows or liquidity as defined by GAAP.

Reconciliations of debt, total assets and net income (all reported in accordance with GAAP) to Net Debt, Gross Assets, Net Debt to Gross Assets, EBITDAre and Adjusted EBITDA (each of which is a non-GAAP financial measure), as applicable, are included in the following tables (unaudited, in thousands):

	March 31,
	2021	2020
Net Debt:
Debt	$3,171,193	$3,854,062
Deferred financing costs, net	35,036	35,933
Cash and cash equivalents	(538,077)	(1,225,122)
Net Debt	$2,668,152	$2,664,873

Gross Assets:
Total Assets	$6,208,102	$7,255,340
Accumulated depreciation	1,101,727	1,023,993
Cash and cash equivalents	(538,077)	(1,225,122)
Gross Assets	$6,771,752	$7,054,211

Net Debt to Gross Assets	39%	38%

	Three Months Ended March 31,
	2021	2020
EBITDAre and Adjusted EBITDAre:
Net income	$3,380	$37,118
Interest expense, net	39,194	34,753
Income tax expense (benefit)	407	(751)
Depreciation and amortization	40,326	43,810
Gain on sale of real estate	(201)	(220)
Costs associated with loan refinancing or payoff	241	—
Allocated share of joint venture depreciation	354	383
Allocated share of joint venture interest expense	789	735
EBITDAre	$84,490	$115,828

Gain on insurance recovery (1)	(30)	—
Transaction costs	548	1,075
Credit loss (benefit) expense	(2,762)	1,192
Straight-line receivable write-offs from prior periods (2)	—	12,532
Adjusted EBITDAre	$82,246	$130,627

(1) Included in other income in the accompanying consolidated statements of (loss) income. Other income includes the following:
	Three Months Ended March 31,
	2021	2020
Income from settlement of foreign currency swap contracts	$52	$368
Gain on insurance recovery	30	—
Operating income from operated properties	295	7,201
Miscellaneous income	301	4
Other income	$678	$7,573

(2) Included in rental revenue in the accompanying consolidated statements of (loss) income. Rental revenue includes the following:
	Three Months Ended March 31,
	2021	2020
Minimum rent	$94,190	$138,219
Tenant reimbursements	4,822	3,698
Percentage rent	2,030	2,757
Straight-line rental revenue	1,289	2,824
Straight-line receivable write-offs from prior periods	—	(12,532)
Other rental revenue	283	77
Rental revenue	$102,614	$135,043

Total Investments
Total investments is a non-GAAP financial measure defined as the sum of the carrying values of real estate investments (before accumulated depreciation), land held for development, property under development, mortgage notes receivable (including related accrued interest receivable), investment in joint ventures, intangible assets, gross (before accumulated amortization and included in other assets) and notes receivable and related accrued interest receivable, net (included in other assets). Total investments is a useful measure for management and investors as it illustrates across which asset categories the Company's funds have been invested. Our method of calculating total investments may be different from methods used by other REITs and, accordingly, may not be comparable to such other REITs. A reconciliation of total investments to total assets (computed in accordance with GAAP) is included in the following table (unaudited, in thousands):

	March 31, 2021	December 31, 2020
Total Investments:
Real estate investments, net of accumulated depreciation	$4,801,106	$4,851,302
Add back accumulated depreciation on real estate investments	1,101,727	1,062,087
Land held for development	23,225	23,225
Property under development	94,822	57,630
Mortgage notes and related accrued interest receivable	364,969	365,628
Investment in joint ventures	28,313	28,208
Intangible assets, gross (1)	57,962	57,962
Notes receivable and related accrued interest receivable, net (1)	7,284	7,300
Total investments	$6,479,408	$6,453,342

Total investments	$6,479,408	$6,453,342
Operating lease right-of-use assets	179,113	163,766
Cash and cash equivalents	538,077	1,025,577
Restricted cash	5,928	2,433
Accounts receivable	97,517	116,193
Less: accumulated depreciation on real estate investments	(1,101,727)	(1,062,087)
Less: accumulated amortization on intangible assets	(17,379)	(16,330)
Prepaid expenses and other current assets	27,165	21,291
Total assets	$6,208,102	$6,704,185

(1) Included in other assets in the accompanying consolidated balance sheet. Other assets include the following:

	March 31, 2021	December 31, 2020
Intangible assets, gross	$57,962	$57,962
Less: accumulated amortization on intangible assets	(17,379)	(16,330)
Notes receivable and related accrued interest receivable, net	7,284	7,300
Prepaid expenses and other current assets	27,165	21,291
Total other assets	$75,032	$70,223
About EPR Properties
EPR Properties is a leading experiential net lease real estate investment trust (REIT), specializing in select enduring experiential properties in the real estate industry. We focus on real estate venues which create value by facilitating out-of-home leisure and recreation experiences where consumers choose to spend their discretionary time and money. We have nearly $6.5 billion in total investments across 44 states. We adhere to rigorous underwriting and investing criteria centered on key industry, property and tenant level cash flow standards. We believe our focused approach provides a competitive advantage and the potential for stable and attractive returns. Further information is available at www.eprkc.com.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

The financial results in this press release reflect preliminary, unaudited results, which are not final until the Company’s Quarterly Report on Form 10-Q is filed. With the exception of historical information, certain statements contained or incorporated by reference herein may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), such as those pertaining to the uncertain financial impact of the COVID-19 pandemic, our capital resources and liquidity, our expected cash flows and liquidity, continuing waivers of financial covenants related to our bank credit facilities and private placement notes, the performance of our customers, including AMC and Regal, our expected cash collections, expected use of proceeds from dispositions and our results of operations and financial condition. The estimates presented herein are based on the Company's current expectations and, given the current economic uncertainty, there can be no assurances that the Company will be able to continue to comply with other applicable covenants under its debt agreements, which could materially impact actual performance. Forward-looking statements involve numerous risks and uncertainties, and you should not rely on them as predictions of actual events. There is no assurance the events or circumstances reflected in the forward-looking statements will occur. You can identify forward-looking statements by use of words such as “will be,” “intend,” “continue,” “believe,” “may,” “expect,” “hope,” “anticipate,” “goal,” “forecast,” “pipeline,” “estimates,” “offers,” “plans,” “would” or other similar expressions or other comparable terms or discussions of strategy, plans or intentions contained or incorporated by reference herein. Forward-looking statements necessarily are dependent on assumptions, data or methods that may be incorrect or imprecise. These forward-looking statements represent our intentions, plans, expectations and beliefs and are subject to numerous assumptions, risks and uncertainties. Many of the factors that will determine these items are beyond our ability to control or predict. For further discussion of these factors see “Item 1A. Risk Factors” in our most recent Annual Report on Form 10-K and, to the extent applicable, our Quarterly Reports on Form 10-Q.

For these statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. You are cautioned not to place undue reliance on our forward-looking statements, which speak only as of the date hereof or the date of any document incorporated by reference herein. All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Except as required by law, we do not undertake any obligation to release publicly any revisions to our forward-looking statements to reflect events or circumstances after the date hereof.

EPR Properties
Brian Moriarty, 888-EPR-REIT
www.eprkc.com